Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Items 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

NETHERLAND SEWELL & ASSOCIATES, INC.
By:	/s/ J. Carter Henson, Jr.
	Name:	J. Carter Henson, Jr., P.E.
	Title:	Senior Vice President

Houston, Texas
June 2, 2008